Exhibit 99.1

CONTACT:	John Hyre, Investor Relations Commercial Vehicle Group, Inc. (614) 289-5157
FOR IMMEDIATE RELEASE
COMMERCIAL VEHICLE GROUP ANNOUNCES
CLOSING OF FINANCING TRANSACTIONS
AND
EARLY SETTLEMENT OF CONCURRENT TENDER OFFERS
AND CONSENT SOLICITATIONS
NEW ALBANY, OHIO, April 26, 2011 — Commercial Vehicle Group, Inc. (Nasdaq: CVGI) (the “Company”) announced today that it has closed its previously announced offering of $250.0 million aggregate principal amount of 7.875% Senior Secured Notes due 2019 (the “Notes”) through a private offering that was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company also announced today that it has entered into an amended and restated revolving credit facility (the “Revolving Credit Facility”) with Bank of America, N.A., as agent and lender. The amended and restated terms and conditions provide for (i) an increase in the facility size to $40.0 million from $37.5 million, (ii) an extension of the maturity date to April 26, 2014 from January 7, 2012 and (iii) a decrease in fees and interest rates. Up to an aggregate of $10.0 million is available for the issuance of letters of credit, which reduces availability under the Revolving Credit Facility. The Revolving Credit Facility also contains modifications to certain financial and other covenants and offers the Company greater financial flexibility. The Company intends to use the Revolving Credit Facility for ongoing operating and working capital requirements.
The Company used the net proceeds from the offering of the Notes (i) to repay all outstanding indebtedness under its existing second lien term loan, (ii) to fund the repurchase of approximately $94.9 million of the Company’s 8% Senior Notes due 2013 (the “2005 Notes”) and approximately $48.0 million of the Company’s 11%/13% Third Lien Senior Secured Notes due 2013 (the “2009 Notes” and, together with the 2005 Notes, the “Existing Notes”) on the early settlement date of the previously announced concurrent tender offers and consent solicitations for the Existing Notes as described below; and (iii) to pay related fees and expenses.
The Notes and the related guarantees were offered only to “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

The Company also announced today the early settlement of its previously announced tenders offers and consent solicitations with respect to any and all of its Existing Notes. The tender offers and consent solicitations were subject to certain conditions, including, among others, the receipt of the requisite consents to each supplemental indenture and the receipt by the Company of the proceeds from an issuance of new senior secured notes and the concurrent amendment and restatement of the Company’s existing revolving credit facility. As of April 26, 2011, these conditions were satisfied, and the Company accepted for purchase the approximately $94.9 million (or approximately 97.1%) of the outstanding aggregate principal amount of 2005 Notes and the approximately $48.0 million (or approximately 100.0%) of the outstanding aggregate principal amount of 2009 Notes, in each case that had been validly tendered (and not validly withdrawn) as of 5:00 p.m., New York City time, on April 21, 2011 (the “Consent Date”).
The amendments to the indentures governing the Existing Notes contained in the supplemental indentures, dated as of April 21, 2011, became operative upon the Company’s acceptance of the Existing Notes. Upon acceptance by the Company, all holders who validly tendered (and did not validly withdraw) their Existing Notes on or prior to the Consent Date received (i) with respect to 2005 Notes, $1,020 per $1,000 principal amount of 2005 Notes (which included $990 as the tender offer consideration and $30 as a consent payment) and (ii) with respect to 2009 Notes, $1,110 per $1,000 principal amount of 2009 Notes (which included $1,080 as the tender offer consideration and $30 as a consent payment). In addition, all such holders received accrued and unpaid interest up to, but not including, April 26, 2011.
The tender offers are scheduled to expire at 11:59 p.m., New York City time, on May 5, 2011, unless extended or earlier terminated by the Company (the “Expiration Date”). Holders of any remaining Existing Notes who validly tender (and do not validly withdraw) their Existing Notes after the Consent Date, but on or prior to the Expiration Date, will receive (i) with respect to 2005 Notes, $990 per $1,000 principal amount of 2005 Notes and (ii) with respect to 2009 Notes, $1,080 per $1,000 principal amount of 2009 Notes, in each case, plus accrued and unpaid interest up to, but not including, the date of payment, payable promptly after the Expiration Date. The Company currently expects this payment date will be on or about May 6, 2011. Holders of Existing Notes who tender after the Consent Date will not be entitled to receive a consent payment. Existing Notes tendered after the Consent Date, but on or prior to the Expiration Date, may not be withdrawn, except in limited circumstances where withdrawal rights are required by law.
Any Existing Notes not tendered and purchased pursuant to the tender offers will remain outstanding, and the holders thereof will be bound by the amendments contained in the applicable supplemental indenture even though they have not consented to such amendments. The Company intends to redeem any Existing Notes that remain outstanding after the consummation of the tender offers in accordance with the terms of the applicable indenture.
None of the Company’s board of directors, the dealer manager and solicitation agent or any other person makes any recommendation as to whether holders of Existing Notes should tender their Existing Notes, and no one has been authorized to make such a recommendation.
This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell or a solicitation of consents with respect to any securities. The complete terms and conditions of the tender offers and consent solicitations are set forth in an Offer to Purchase and Consent Solicitation Statement dated April 8, 2011 and the related Consent and Letter of Transmittal (the “Offer Documents”) that were sent to holders of the Existing Notes. In any jurisdiction where the laws require the tender offers to be made by a licensed broker or dealer, the tender offers will be deemed made on behalf of the Company by Credit Suisse Securities (USA) LLC, or one or more registered brokers or dealers under the laws of such jurisdiction.

The Company has engaged Credit Suisse Securities (USA) LLC to act as dealer manager and solicitation agent and D.F. King & Co., Inc. to act as the depositary and information agent for the tender offers and consent solicitations. Questions regarding the tender offers or consent solicitations may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 538-2147 (collect). Requests for the Offer Documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for bankers and brokers) or (888) 628-9011 (for all others).
About Commercial Vehicle Group, Inc.
Commercial Vehicle Group, Inc. is a leading supplier of fully integrated system solutions for the global commercial vehicle market, including the heavy-duty truck market, the construction and agriculture markets and the specialty and military transportation markets. The Company’s products include static and suspension seat systems, electrical wire harness assemblies, controls and switches, structures and components, interior trim systems (including instrument panels, door panels, headliners, cabinetry and floor systems), mirrors and wiper systems specifically designed for applications in commercial vehicles. The Company, headquartered in New Albany, Ohio, has operations throughout North America, Europe and Asia. Information about the Company and its products is available on the internet at www.cvgrp.com.
Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The forward-looking statements contained in this press release include statements related to the completion of the tender offers. There can be no assurance that the tender offers will ultimately be consummated as described or at all. Important assumptions and other important factors could cause actual results to differ materially from those expected. Please refer to the Company’s annual, quarterly and current reports on file with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business. Except to the extent required by applicable federal securities laws, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
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